EXHIBIT 3.1
FIRST AMENDMENT TO THE AMENDED AND RESTATED BY-LAWS OF
CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
A Delaware Corporation
(Adopted December 7, 2007)
     This First Amendment to the Amended and Restated By-Laws of Clear Channel Outdoor Holdings, Inc. (the “Bylaws”) hereby amends the Bylaws in the following respect:
     Article V, Section 5.1 is hereby amended and restated to read in its entirety as follows:
“SECTION 5.1 Certificated and Uncertificated Shares; Transfers. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate representing the number of shares registered in certificate form. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.”
CERTIFICATION
     I, the undersigned officer, hereby certify that the foregoing First Amendment to the Amended and Restated By-Laws of Clear Channel Outdoor Holdings, Inc. was duly adopted by the Board of Directors of Clear Channel Outdoor Holdings, Inc.

Date: December 7, 2007	By:	/s/ Herbert W. Hill, Jr.
	Name:	Herbert W. Hill, Jr.
	Title:	Sr. Vice President/Chief Accounting Officer